UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022 (November 10, 2022)

THE GREENROSE HOLDING COMPANY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-5270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one Pink redeemable warrant	OTC
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 1.01 Entry Into A Material Definitive Agreement.

Execution of Transaction Support Agreement, Amendment No. 2 to Credit Agreement and Forbearance Agreement

On November 10, 2022, The Greenrose Holding Company Inc. (the “Company”), together with its wholly-owned subsidiaries Theraplant, LLC (“Theraplant”) and True Harvest Holdings, Inc. (“TH”, and together with Theraplant and the Company, the “Greenrose Entities”), entered into that certain Transaction Support Agreement with the Note Holders (as defined below) and the Lenders (the “Credit Agreement Consenting Lenders”, and collectively with the Note Holders, the “Consenting Lenders”) party to that certain Credit Agreement dated November 26, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 31, 2021, and as further amended by Amendment No. 2 to Credit Agreement (as defined below), the “Credit Agreement”) and DXR Finance, LLC (the “Agent”), in its capacity as Agent under the Credit Agreement (the “Transaction Support Agreement”).

The Transaction Support Agreement contemplates that the Greenrose Entities will pursue either a Qualified Alternative Transaction Proposal (as defined below) or a consensual Foreclosure (as defined below), in each case as described in more detail below. To the extent the Greenrose Entities pursue the Foreclosure, the Foreclosure will provide for, among other things: (i) the continuation of the Theraplant and TH businesses as a going concern; (ii) the assumption of employee liabilities, accounts payable and liabilities under assumed contracts; and (iii) NewCo (as defined below) will be obligated to offer each employee of Theraplant and TH employment at NewCo at (but subject to) closing of the Foreclosure on substantially the same terms as such employees’ existing employment arrangements.

For up to 50 days following entry into the Transaction Support Agreement, the Greenrose Entities, with the assistance of their advisors, including Ducera Securities LLC, will use commercially reasonable efforts to market themselves and their assets with the goal of receiving binding transaction proposals for, including but not limited to, a sale, disposition, reorganization, merger, financing or other type of transaction that, among other conditions, satisfies the payment obligations owed by the Greenrose Entities under the Credit Agreement, the DXR Secured Promissory Note (as defined below) and related loan documents (the “Obligations”), or is on such other terms as are acceptable to the Greenrose Entities, the Consenting Lenders and the Agent (such a proposal, a “Qualifying Alternative Transaction Proposal”). If the Greenrose Entities have not received an alternative transaction proposal that reasonably could become a binding Qualifying Alternative Transaction Proposal by not later than 30 days following the entry into the Transaction Support Agreement, then the marketing period shall end and the Greenrose Entities’ obligations under the Transaction Support Agreement with respect to the Foreclosure shall commence from and after the date upon which the Consenting Lenders deliver the Foreclosure Agreement. In the event that the Greenrose Entities receive more than one Qualifying Alternative Transaction Proposal, the Greenrose Entities shall hold an auction to determine the winning proposal.

On November 10, 2022, concurrently with the execution of the Transaction Support Agreement, the Greenrose Entities, as Guarantors, entered into an Amendment No. 2 to the Credit Agreement with the Credit Agreement Consenting Lenders and DXR Finance, LLC, as Agent (“Amendment No. 2 to the Credit Agreement”) pursuant to which the Credit Agreement Consenting Lenders agreed to fund an additional $10 million of loans, with $5 million to be borrowed immediately on the effective date of the Amendment No. 2 to the Credit Agreement and $5 million to be borrowed in one or more draws thereafter on or before December 31, 2022. Amendment No. 2 to the Credit Agreement also provided for certain amendments to the Credit Agreement to facilitate the transactions contemplated by the Transaction Support Agreement. In addition, as consideration for the Credit Agreement Lenders’ entry into Amendment No. 2 to Credit Agreement, the make whole period applicable to the loans under the Credit Agreement was extended by three (3) months to the thirty third month anniversary of the original closing date of the Credit Agreement.

If the Greenrose Entities fail to enter into a binding, fully executed Qualifying Alternative Transaction Proposal within the time periods specified in the Transaction Support Agreement, the Consenting Lenders and Agent will effectuate a foreclosure through the formation of a newly-formed company (“NewCo”) that will transmit an offer, in the form of a foreclosure agreement (the “Foreclosure Agreement”), to the Greenrose Entities to accept the Agent’s collateral (which constitutes substantially all assets of the Greenrose Entities) (the “Foreclosure”). Upon consummation of the Foreclosure, NewCo will also (i) assume certain liabilities of the Greenrose Entities, including employee liabilities, accounts payable and liabilities under assumed contracts and (ii) agree to fund the Greenrose Entities’ anticipated tax liabilities (collectively, the “NewCo Liabilities”). The consummation of the Foreclosure is subject to conditions set forth in the Transaction Support Agreement, including the provision by the Consenting Lenders of sufficient wind-down funding, receipt of required regulatory approvals and the execution of a mutual release agreement between the Greenrose Entities, on the one hand, and NewCo, the Agent and Consenting Lenders, on the other hand, and new indemnification agreements between NewCo and current officers and directors of the Greenrose Entities.

The Transaction Support Agreement may be automatically terminated upon the occurrence of specified events, including, without limitation, the consummation of the Foreclosure, any material breach of the Transaction Support Agreement that is not cured within ten days of receipt of written notice, or the date that is 90 days from the date on which the Greenrose Entities present the Transaction Support Agreement to the Connecticut Department of Consumer Protection. For a period of 25 days after the entry into the Transaction Support Agreement (the “Limited Diligence Out Period”), the Agent and Consenting Lenders may also terminate the Transaction Support Agreement to the extent that the Greenrose Entities (i) breach their obligation to make certain information available to the Agent and Consenting Lenders in connection with their diligence review of the NewCo Liabilities and fail to cure such breach within either five days’ notice of such breach or by the expiration of the Limited Diligence Out Period or (ii) the Agent or Consenting Lenders discover material NewCo Liabilities which were not previously disclosed by the Greenrose Entities.

On November 10, 2022, concurrently with the execution of the Transaction Support Agreement, the Greenrose Entities, as Guarantors, entered into a forbearance agreement with the Lenders party to the Credit Agreement, the holders (the “Note Holders”) of that certain Secured Promissory Note in an original principal amount of $15,300,000 dated as of October 12, 2022 (the “DXR Secured Promissory Note”) and DXR Finance, LLC, as Agent (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement the parties thereto agreed that that the Lenders, the Note Holders and the Agent will provide a limited forbearance (as set forth in Section 2.02 of the Forbearance Agreement) by terms of which the Lenders and the Agent will forbear from accelerating the Obligations and otherwise exercising any rights, remedies, powers, privileges and defenses under the Credit Agreement, the DXR Secured Promissory Note and related loan documents as a result of the existence of certain types of Events of Default, for the Forbearance Period (as defined in the Forbearance Agreement) that will expire on the Forbearance Termination Date (as defined in the Forbearance Agreement).

In connection with the Transaction Support Agreement, the Company paid to the Agent for the benefit of the Credit Agreement Lenders party to the Forbearance Agreement a forbearance payment equal to 1.00% of the principal amount of loans outstanding under the Credit Agreement immediately prior to the effectiveness of the Forbearance Agreement, and will pay (subject to the occurrence of certain events as more fully described in the Forbearance Agreement) such additional forbearance payments as provided in the Forbearance Agreement.

The foregoing descriptions of the Transaction Support Agreement, Amendment No. 2 to the Credit Agreement and the Forbearance Agreement do not purport to be complete and are subject to and qualified in its entirety by reference to the complete text of such agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively and are incorporated herein by reference.

Although the Greenrose Entities intend to pursue the transactions described herein in accordance with the terms and conditions set forth in the Transaction Support Agreement, there can be no assurance that the Greenrose Entities will be successful in consummating transactions on the terms and conditions set forth in the Transaction Support Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Transaction Support Agreement
10.2*	Amendment No. 2 to Credit Agreement
10.3	Forbearance Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 10.1)

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: November 14, 2022	By:	/s/ Tim Bossidy
	Name:	Tim Bossidy
	Title:	Interim Chief Executive Officer

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